EXHIBIT 99

EMC INSURANCE GROUP INC.

REPORTS 2007 RESULTS

AND ANNOUNCES 2008 GUIDANCE

Fourth Quarter 2007

Net Income Per Share -- $0.51

Net Operating Income Per Share -- $0.39

GAAP Combined Ratio – 105.2 percent

Year Ended December 31, 2007

Net Income Per Share -- $3.09

Net Operating Income Per Share -- $2.91

GAAP Combined Ratio – 97.6 percent

DES MOINES, Iowa (February 28, 2008) - EMC Insurance Group Inc. (Nasdaq/GS:EMCI) today reported fourth quarter operating income of $0.39 per share for the quarter ended December 31, 2007, compared to $0.78 per share for the fourth quarter of 20061. Operating income for the year ended December 31, 2007 was $2.91 per share, compared to $3.70 per share for the same period in 2006.

Net income, including realized investment gains/losses, was $7,058,000 ($0.51 per share) for the fourth quarter of 2007 compared to $11,494,000 ($0.84 per share) for the fourth quarter of 2006. Net income for the year ended December 31, 2007 was $42,478,000 ($3.09 per share), compared to $53,547,000 ($3.91 per share) for the same period in 2006.

“2007 was another successful year for EMC Insurance Group Inc.,” stated President and CEO Bruce G. Kelley. “We were prepared for the competitive market conditions that we experienced during the year and we successfully executed our operating plan. Our results were negatively impacted by an increase in both large losses and catastrophe and storm losses, but we saw measurable benefits from the enhancements that we have made to our marketing and underwriting capabilities over the past several years. As a result of those enhancements, we are better prepared to respond to the challenges we face in this competitive environment.”

Premiums earned decreased 0.5 percent to $102,240,000 for the three months ended December 31, 2007 from $102,756,000 for the same period in 2006. For the year ended December 31, 2007, premiums earned increased 0.4 percent to $393,059,000 from $391,615,000 for the same period in 2006. On an overall basis, premium rate competition increased moderately in the property and casualty insurance marketplace during 2007, resulting in an approximate 4.9 percent reduction in premium rate levels. Market conditions are expected to remain competitive in 2008, which will likely result in a further reduction in premium rate levels.

Investment income increased 5.7 percent to $12,587,000 for the fourth quarter and 3.8 percent to $48,482,000 for the year ended December 31, 2007 from $11,904,000 and $46,692,000 for the same periods in 2006, primarily as a result of higher average investment balances.

The Company experienced $266,000 ($0.01 per share after tax) of adverse development on prior years’ reserves during the fourth quarter of 2007 compared to $3,438,000 ($0.16 per share after tax) of favorable development in the fourth quarter of 2006. For the year ended December 31, 2007, the Company had favorable development on prior years’ reserves totaling $38,738,000 ($1.83 per share after tax) compared to $41,916,000 ($1.99 per share after tax) for the same period in 2006.

“Carried loss and settlement expense reserves were in the upper quarter of the range of actuarial indications at December 31, 2007, which is similar to our position at year-end 2006,” stated President and CEO Bruce G. Kelley. “Much of the favorable reserve development experienced during the past two years has resulted from the final settlement of closed claims, which is a historical trend for the Company. While we expect favorable reserve development to continue in the future, we anticipate the amounts will be somewhat lower than the unusually high levels experienced during the past two years.”

Catastrophe and storm losses were $2,040,000 ($0.10 per share after tax) in the fourth quarter of 2007 compared to $1,700,000 ($0.08 per share after tax) in the fourth quarter of 2006. For the year ended December 31, 2007, catastrophe and storm losses totaled $21,514,000 ($1.02 per share after tax) compared to $14,635,000 ($0.69 per share after tax) for the same period in 2006. Included in the amount for the year ended December 31, 2007 is $6,577,000 ($0.31 per share after tax) of losses associated with the Greensburg, Kansas tornado.

The Company’s GAAP combined ratio was 105.2 percent in the fourth quarter of 2007 compared to

96.3 percent in the fourth quarter of 2006. For the year ended December 31, 2007, the GAAP combined ratio was 97.6 percent compared to 92.9 percent for the same period in 2006.

At December 31, 2007, consolidated assets totaled $1.2 billion, including $1.0 billion in the investment portfolio; stockholders’ equity increased 16.9 percent to $360.4 million; and net book value of the Company’s stock was $26.15 per share, an increase of 16.5 percent from $22.44 per share at December 31, 2006.

Management is projecting that 2008 operating income will be within a range of $2.10 per share to $2.35 per share. This estimate is based on a projected GAAP combined ratio of 101.8 percent and management’s expectations of continued rate competition in both the property and casualty insurance marketplace and the reinsurance marketplace.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on February 28, 2008 to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s quarterly and year-end 2007 results, as well as its expectations for 2008. Dial-in information for the call is toll-free 1-877-407-0782 (International: 1-201-689-8567). The event will be archived and available for digital replay through March 13, 2008. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number is 286, conference ID number is 271465.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.InvestorCalendar.com or the Company’s investor relations page at www.emcinsurance.com. The webcast will be archived and available for replay until May 28, 2008. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENTS OF INCOME

	Property and
	Casualty		Parent
Quarter Ended December 31, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 81,377,154	$ 20,862,508	$ -	$102,239,662
Investment income, net	9,382,499	3,176,583	27,931	12,587,013
Other income	161,875	-	-	161,875
	90,921,528	24,039,091	27,931	114,988,550
Losses and expenses:
Losses and settlement expenses	59,561,978	13,851,659	-	73,413,637
Dividends to policyholders	1,452,427	-	-	1,452,427
Amortization of deferred policy acquisition costs	19,268,359	4,241,430	-	23,509,789
Other underwriting expenses	8,859,438	306,398	-	9,165,836
Interest expense	193,125	84,044	-	277,169
Other expenses	134,147	38,572	221,172	393,891
	89,469,474	18,522,103	221,172	108,212,749
Operating income (loss) before income taxes	1,452,054	5,516,988	(193,241)	6,775,801
Realized investment losses	2,271,240	220,450	-	2,491,690
Income (loss) before income taxes	3,723,294	5,737,438	(193,241)	9,267,491
Income tax expense (benefit):
Current	(968,671)	1,234,100	(67,634)	197,795
Deferred	1,585,150	426,376	-	2,011,526
	616,479	1,660,476	(67,634)	2,209,321
Net income (loss)	$ 3,106,815	$ 4,076,962	$(125,607)	$ 7,058,170
Average shares outstanding				13,772,257
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.22	$ 0.30	$ (0.01)	$ 0.51
(Increase) decrease in provision for
insured events of prior years (after tax)	$ (0.18)	$ 0.17	$ -	$ (0.01)
Catastrophe and storm losses (after tax)	$ (0.11)	$ 0.01	$ -	$ (0.10)
Dividends per share				$ 0.18
Other Information of Interest:
Net Written Premiums	$ 70,991,975	$ 19,692,097	$ -	$ 90,684,072
Increase (decrease) in provision for
insured events of prior years	$ 3,840,226	$ (3,574,577)	$ -	$ 265,649
Catastrophe and storm losses	$ 2,244,945	$ (204,787)	$ -	$ 2,040,158
GAAP Combined Ratio:
Loss ratio	73.2%	66.4%	-	71.8%
Expense ratio	36.3%	21.8%	-	33.4%
	109.5%	88.2%	-	105.2%

	Property and
	Casualty		Parent
Quarter Ended December 31, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 80,985,652	$ 21,770,274	$ -	$ 102,755,926
Investment income, net	8,719,294	3,113,867	70,555	11,903,716
Other income	94,412	-	-	94,412
	89,799,358	24,884,141	70,555	114,754,054
Losses and expenses:
Losses and settlement expenses	49,798,628	14,284,701	-	64,083,329
Dividends to policyholders	2,046,699	-	-	2,046,699
Amortization of deferred policy acquisition costs	18,108,742	4,678,254	-	22,786,996
Other underwriting expenses	9,039,959	1,012,619	-	10,052,578
Interest expense	193,125	84,975	-	278,100
Other expenses	181,448	(34,852)	227,788	374,384
	79,368,601	20,025,697	227,788	99,622,086
Operating income (loss) before income taxes	10,430,757	4,858,444	(157,233)	15,131,968
Realized investment losses	1,093,321	147,576	-	1,240,897
Income (loss) before income taxes	11,524,078	5,006,020	(157,233)	16,372,865
Income tax expense (benefit):
Current	905,373	1,175,422	(55,032)	2,025,763
Deferred	2,636,940	215,907	-	2,852,847
	3,542,313	1,391,329	(55,032)	4,878,610
Net income (loss)	$ 7,981,765	$ 3,614,691	$(102,201)	$ 11,494,255
Average shares outstanding				13,732,573
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.58	$ 0.26	$ -	$ 0.84
Decrease in provision for
insured events of prior years (after tax)	$ 0.02	$ 0.14	$ -	$ 0.16
Catastrophe and storm losses (after tax)	$ (0.08)	$ -	$ -	$ (0.08)
Dividends per share				$ 0.17
Other Information of Interest:
Net Written Premiums	$ 66,302,971	$ 21,326,227	$ -	$ 87,629,198
Decrease in provision for
insured events of prior years	$ (416,821)	$ (3,020,816)	$ -	$ (3,437,637)
Catastrophe and storm losses	$ 1,633,936	$ 65,754	$ -	$ 1,699,690
GAAP Combined Ratio:
Loss ratio	61.5%	65.6%	-	62.4%
Expense ratio	36.0%	26.2%	-	33.9%
	97.5%	91.8%	-	96.3%

	Property and
	Casualty		Parent
Year ended December 31, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 320,836,066	$ 72,223,331	$ -	$ 393,059,397
Investment income, net	36,000,281	12,267,193	214,513	48,481,987
Other income	544,422	-	-	544,422
	357,380,769	84,490,524	214,513	442,085,806
Losses and expenses:
Losses and settlement expenses	199,494,325	48,344,856	-	247,839,181
Dividends to policyholders	7,632,714	-	-	7,632,714
Amortization of deferred policy acquisition costs	74,393,683	14,336,552	-	88,730,235
Other underwriting expenses	37,125,716	2,204,290	-	39,330,006
Interest expense	772,500	338,969	-	1,111,469
Other expenses	776,020	519,771	951,510	2,247,301
	320,194,958	65,744,438	951,510	386,890,906
Operating income (loss) before income taxes	37,185,811	18,746,086	(736,997)	55,194,900
Realized investment gains	3,460,933	262,856	-	3,723,789
Income (loss) before income taxes	40,646,744	19,008,942	(736,997)	58,918,689
Income tax expense (benefit):
Current	10,428,903	5,256,005	(257,949)	15,426,959
Deferred	1,018,095	(4,400)	-	1,013,695
	11,446,998	5,251,605	(257,949)	16,440,654
Net income (loss)	$ 29,199,746	$ 13,757,337	$ (479,048)	$ 42,478,035
Average shares outstanding				13,762,663
Per Share Data:
Net income (loss) per share - basic and diluted	$ 2.12	$ 1.00	$ (0.03)	$ 3.09
Decrease in provision for insured
events of prior years (after tax)	$ 1.32	$ 0.51	$ -	$ 1.83
Catastrophe and storm losses (after tax)	$ (0.98)	$ (0.04)	$ -	$ (1.02)
Dividends per share				$ 0.69
Book value per share				$ 26.15
Effective tax rate				27.9%
Annualized net income as a percent of beg. SH equity				13.8%
Other Information of Interest:
Net Written Premiums	$ 324,252,764	$ 71,002,733	$ -	$ 395,255,497
Decrease in provision for
insured events of prior years	$ (27,976,811)	$ (10,761,217)	$ -	$ (38,738,028)
Catastrophe and storm losses	$ 20,731,825	$ 782,375	$ -	$ 21,514,200
GAAP Combined Ratio:
Loss ratio	62.2%	66.9%	-	63.1%
Expense ratio	37.1%	22.9%	-	34.5%
	99.3%	89.8%	-	97.6%

	Property and
	Casualty		Parent
Year ended December 31, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 318,416,718	$ 73,198,723	$ -	$ 391,615,441
Investment income, net	34,310,739	12,116,726	264,464	46,691,929
Other income	526,617	-	-	526,617
	353,254,074	85,315,449	264,464	438,833,987
Losses and expenses:
Losses and settlement expenses	178,305,327	50,147,165	-	228,452,492
Dividends to policyholders	8,663,715	-	-	8,663,715
Amortization of deferred policy acquisition costs	71,708,560	14,856,471	-	86,565,031
Other underwriting expenses	37,337,648	2,681,846	-	40,019,494
Interest expense	772,500	339,900	-	1,112,400
Other expenses	1,065,324	61,055	781,383	1,907,762
	297,853,074	68,086,437	781,383	366,720,894
Operating income (loss) before income taxes	55,401,000	17,229,012	(516,919)	72,113,093
Realized investment gains	4,026,538	225,751	-	4,252,289
Income (loss) before income taxes	59,427,538	17,454,763	(516,919)	76,365,382
Income tax expense (benefit):
Current	16,907,367	4,696,561	(180,027)	21,423,901
Deferred	1,446,249	(51,872)	-	1,394,377
	18,353,616	4,644,689	(180,027)	22,818,278
Net income (loss)	$ 41,073,922	$ 12,810,074	$ (336,892)	$ 53,547,104
Average shares outstanding				13,710,953
Per Share Data:
Net income (loss) per share - basic and diluted	$ 3.00	$ 0.93	$ (0.02)	$ 3.91
Decrease in provision for
insured events of prior years (after tax)	$ 1.53	$ 0.46	$ -	$ 1.99
Catastrophe and storm losses (after tax)	$ (0.67)	$ (0.02)	$ -	$ (0.69)
Dividends per share				$ 0.65
Book value per share				$ 22.44
Effective tax rate				29.9%
Annualized net income as a percent of beg. SH equity				20.5%
Other Information of Interest:
Net Written Premiums	$ 319,984,030	$ 66,268,178	$ -	$ 386,252,208
Decrease in provision for
insured events of prior years	$ (32,255,312)	$ (9,660,943)	$ -	$ (41,916,255)
Catastrophe and storm losses	$ 14,312,793	$ 322,080	$ -	$ 14,634,873
GAAP Combined Ratio:
Loss ratio	56.0%	68.5%	-	58.3%
Expense ratio	37.0%	24.0%	-	34.6%
	93.0%	92.5%	-	92.9%

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $688,728 and $5,768,918)	$ 636,969	$ 5,679,960
Securities available-for-sale, at fair value
(amortized cost $766,462,351 and $706,273,867)	785,253,286	716,927,579
Fixed maturity securities on loan:
Securities available-for-sale, at fair value
(amortized cost $58,865,232 and $89,841,454)	58,994,666	88,909,477
Equity securities available-for-sale, at fair value
(cost $97,847,545 and $77,089,044)	139,427,726	112,527,480
Other long-term investments, at cost	101,988	552,202
Short-term investments, at cost	53,295,310	76,722,652
Total investments	1,037,709,945	1,001,319,350

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	33,272,405	37,805,569
Prepaid reinsurance premiums	4,465,836	4,807,822
Deferred policy acquisition costs	34,687,804	33,662,408
Defined benefit retirement plan, prepaid asset	11,451,758	7,836,958
Other assets	2,488,309	2,410,120

Cash	262,963	196,274
Accrued investment income	11,288,005	11,363,814
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	81,141	205,046
Income taxes recoverable	3,595,645	1,888,935
Deferred income taxes	1,682,597	12,403,141
Goodwill	941,586	941,586
Securities lending collateral	60,785,148	91,317,719
Total assets	$ 1,202,713,142	$ 1,206,158,742

	December 31,	December 31,
	2007	2006
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 551,602,006	$ 548,547,982
Unearned premiums	158,156,683	155,653,799
Other policyholders' funds	8,273,187	7,320,536
Surplus notes payable	25,000,000	36,000,000
Indebtedness to related party	5,918,396	18,621,351
Employee retirement plans	10,518,351	17,700,372
Other liabilities	22,107,379	22,702,661

Securities lending obligation	60,785,148	91,317,719
Total liabilities	842,361,150	897,864,420

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,777,880
shares in 2007 and 13,741,663 shares in 2006	13,777,880	13,741,663
Additional paid-in capital	108,030,228	107,016,563
Accumulated other comprehensive income	42,961,904	24,934,903
Retained earnings	195,581,980	162,601,193
Total stockholders' equity	360,351,992	308,294,322
Total liabilities and stockholders' equity	$ 1,202,713,142	$ 1,206,158,742

The Company had total cash and invested assets with a carrying value of $1.0 billion as of December 31, 2007 and December 31, 2006. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	December 31, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 637	$ 689	0.1%	$ 637
Fixed maturity securities available-for-sale	825,328	844,248	81.4%	844,248
Equity securities available-for-sale	97,847	139,428	13.4%	139,428
Cash	263	263	-	263
Short-term investments	53,295	53,295	5.1%	53,295
Other long-term investments	102	102	-	102
	$ 977,472	$ 1,038,025	100.0%	$ 1,037,973

	December 31, 2006
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,680	$ 5,769	0.6%	$ 5,680
Fixed maturity securities available-for-sale	796,115	805,837	80.4%	805,837
Equity securities available-for-sale	77,089	112,527	11.2%	112,527
Cash	196	196	-	196
Short-term investments	76,723	76,723	7.7%	76,723
Other long-term investments	552	552	0.1%	552
	$ 956,355	$ 1,001,604	100.0%	$ 1,001,515

The amortized cost and estimated fair value of fixed maturity and equity securities at December 31, 2007 were as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
Mortgage-backed securities	$ 637	$ 52	$ -	$ 689
Total securities held-to-maturity	$ 637	$ 52	$ -	$ 689

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$ 4,723	$ 260	$ -	4,983
U.S. government-sponsored agencies	448,849	4,516	13	453,352
Obligations of states and political subdivisions	250,022	9,639	32	259,629
Mortgage-backed securities	10,241	203	13	10,431
Public utility securities	6,003	350	-	6,353
Debt securities issued by foreign governments	6,756	138	-	6,894
Corporate securities	98,734	3,948	76	102,606
Total fixed maturity securities	825,328	19,054	134	844,248

Common stocks	73,847	44,407	686	117,568
Non-redeemable preferred stocks	24,000	240	2,380	21,860
Total equity securities	97,847	44,647	3,066	139,428
Total securities available-for-sale	$ 923,175	$ 63,701	$ 3,200	$ 983,676

NET WRITTEN PREMIUMS

	Three Months Ended		Twelve Months Ended
	December 31, 2007		December 31, 2007
		Percent of		Percent of
		Increase/		Increase/
	Percent of	(Decrease) in	Percent of	(Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.9%	6.8%	18.3%	0.6%
Liability	17.4%	8.7%	18.3%	2.6%
Property	14.2%	2.1%	15.7%	0.3%
Workers' Compensation	14.5%	13.8%	16.3%	5.6%
Other	2.2%	3.6%	2.1%	(1.0)%
Total Commercial Lines	66.2%	7.6%	70.7%	2.1%

Personal Lines:
Automobile	6.5%	1.1%	6.0%	(3.6)%
Property	5.5%	8.8%	5.1%	(3.1)%
Liability	0.1%	9.0%	0.2%	3.1%
Total Personal Lines	12.1%	4.5%	11.3%	(3.3)%
Total Property and Casualty Insurance	78.3%	7.1%	82.0%	1.3%

Reinsurance	21.7%	(7.7)%	18.0%	1.9%	(1)
Total	100.0%	3.5%	100.0%	1.4%	(1)

(1)	Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.